SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2005

STEEL DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-459-3553

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 18, 2005, Steel Dynamics, Inc. (“SDI”), an Indiana corporation, entered into a merger agreement (the “Merger Agreement”) with RS Acquisition Corporation (“Merger Subsidiary”), an Indiana corporation and a direct wholly owned subsidiary of SDI, and Roanoke Electric Steel Corporation (“Roanoke”), a Virginia corporation. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement. Roanoke will merge with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation and a direct wholly-owned subsidiary of SDI (the “Merger”).

At the effective time and as a result of the Merger, in exchange for their shares of issued and outstanding Roanoke common stock, Roanoke stockholders will receive for each Roanoke common share (i) 0.400 shares of SDI common stock and (ii) $9.75 in cash. The aggregate amount of the cash payment to Roanoke stockholders will equal approximately $108.7 million, based on the 11,145,813 shares issued and outstanding at the close of business on September 30, 2005. The closing prices of SDI and Roanoke shares on NASDAQ on October 17, 2005, were $28.77 and $18.69, respectively.

All outstanding Roanoke stock options (whether vested or unvested) will be assumed by SDI. Each such option previously exercisable for Roanoke common shares will then become exercisable for an adjusted number of SDI common shares at an adjusted exercise price, based on an exchange ratio of 0.7389 SDI shares for each Roanoke share.

Following the effective time of the Merger, Keith Busse, President and Chief Executive Officer of SDI, will continue as President and CEO of the combined companies. Donald G. Smith, Chairman and Chief Executive Officer of Roanoke, will retire.

SDI and Roanoke have made customary representations, warranties and covenants in the Merger Agreement. The completion of the Merger is subject to approval by the stockholders of Roanoke, regulatory approvals, including antitrust approval, and the satisfaction or waiver of other customary conditions.

The Merger Agreement contains certain termination rights for both SDI and Roanoke, and further provides that, upon termination of the Merger Agreement under specified circumstances, SDI may be entitled to receive a termination fee of $7.5 million, plus certain expenses.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about SDI. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of their Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SDI’s public disclosures.

Additional Information and Where to Find It

SDI intends to file a registration statement on Form S-4, and SDI and Roanoke intend to file a related proxy statement/prospectus, in connection with the merger transaction involving SDI and Roanoke. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SDI by contacting SDI Investor Relations at (260) 459-3553. Investors and security holders may obtain free copies of the documents filed with the SEC by Roanoke by contacting Roanoke Investor Relations at (540) 342-1831.

Roanoke, SDI and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Roanoke in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the registration statement of SDI and proxy statement/prospectus of SDI and Roanoke described above. Additional information regarding the directors and executive officers of SDI is also included in the SDI proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2005. Additional information regarding the directors and executive officers of Roanoke is also included in Roanoke's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on December 21, 2004. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at SDI and Roanoke as described above.

Item 8.01. Other Events.

On October 18, 2005, SDI and Roanoke issued a joint press release announcing the execution of the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporate herein by reference.

Item 9.01. Financial Statements and Exhibits

( c )	Exhibits.

	Exhibit Number	Description

	2.1	Agreement of Merger and Reorganization, dated October 17, 2005, by and among Steel Dynamics, Inc., RS Acquisition Corporation and Roanoke Electric Steel Corporation*.

	99.1	A press release dated October 18, 2005 titled “Steel Dynamics and Roanoke Electric Steel Announce Merger Agreement”

*Contents of the parties disclosure schedules pursuant to the Merger Agreement have been omitted pursuant to Item 601 (b) (2) of Regulation S-K. SDI will furnish supplementally a copy of the disclosure schedule to the SEC, upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Gary Heasley
Date: October 18, 2005	By: Gary Heasley
Vice President & CFO